                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)

                            FIRST UNION NATIONAL BANK
               (Exact Name of Trustee as Specified in its Charter)

                                   22-1147033
                      (I.R.S. Employer Identification No.)

               301 SOUTH COLLEGE STREET, CHARLOTTE, NORTH CAROLINA
                    (Address of Principal Executive Offices)

                                   28288-0630
                                   (Zip Code)

                            FIRST UNION NATIONAL BANK
                             123 SOUTH BROAD STREET
                             PHILADELPHIA, PA 19109
                    ATTENTION: CORPORATE TRUST ADMINISTRATION
                                 (215) 985-6000
            (Name, address and telephone number of Agent for Service)

                       PEGASUS COMMUNICATIONS CORPORATION
               (Exact Name of Obligor as Specified in its Charter)

                                    DELAWARE
         (State or other jurisdiction of Incorporation or Organization)

                                   51-0374669
                      (I.R.S. Employer Identification No.)


       5 RADNOR CORPORATE CENTER - SUITE 454, 100 MATSONFORD ROAD,
                                   RADNOR, PA
                    (Address of Principal Executive Offices)

                                      19087
                                   (Zip Code)

                      9-3/4% SERIES B SENIOR NOTES DUE 2006
                        (Title of Indenture Securities)
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1.       General information.

Furnish the following information as to the trustee:

a) Name and address of each examining or supervisory authority to which it is subject:
         Comptroller of the Currency
         United States Department of the Treasury
         Washington, D.C.  20219

         Federal Reserve Bank
         Richmond, Virginia 23219

         Federal Deposit Insurance Corporation
         Washington, D.C.  20429

b)       Whether it is authorized to exercise corporate trust powers.

         Yes.


2.       Affiliations with obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.


3.       Voting securities of the trustee.

         Furnish the following information as to each class of voting securities of the trustee:

         Not applicable - see answer to Item 13.


4.       Trusteeships under other indentures.

         If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         Not applicable - see answer to Item 13.


5. Interlocking directorates and similar relationships with the obligor or underwriters.

         If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable - see answer to Item 13.



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6.       Voting securities of the trustee owned by the obligor or its officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

         Not applicable - see answer to Item 13.

7. Voting securities of the trustee owned by underwriters or their officials.

         Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

         Not applicable - see answer to Item 13.

8.       Securities of the obligor owned or held by the trustee.

         Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

         Not applicable - see answer to Item 13.

9.       Securities of underwriters owned or held by the trustee.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

         Not applicable - see answer to Item 13.

10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting stock of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

         Not applicable - see answer to Item 13.



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11.      Ownership or holdings by the trustee of any  securities of a person owning 50 percent or more of the voting  securities of the obligor.

         If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

         Not applicable - see answer to Item 13.

12.      Indebtedness of the obligor to the trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

         Not applicable - see answer to Item 13.

13.      Defaults by the obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None.

         (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         None

14.      Affiliations with the underwriters.

         If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable - see answer to Item 13.

15.      Foreign trustee.

         Identify the order or rule pursuant to which the trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

         Not applicable - trustee is a national banking association organized under the laws of the United States.



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16.      List of Exhibits.

         List below all exhibits filed as part of this statement of eligibility.

_____     1.       Copy of Articles of Association of the trustee as now
                   in effect.*

_____     2.       Copy of the Certificate of the Comptroller of the Currency
                   dated March 4, 1998, evidencing the authority of the trustee to transact business.**

_____     3.       Copy of the Certification of Fiduciary Powers of the trustee by the Office of the Comptroller of the Currency dated
                   March 4, 1998.**

_____     4.       Copy of existing by-laws of the trustee.*

_____     5.       Copy of each indenture referred to in Item 4, if the obligor is in default.

                   -Not Applicable.

__X__     6.       Consent of the trustee required by Section 321(b) of the Act.


__X__     7.       Copy of report of condition of the trustee at the close of business on September 30, 1998, published pursuant to the requirements of its supervising authority.

_____     8.       Copy of any order pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

                   - Not Applicable

_____     9.       Consent to service of process required of foreign trustees pursuant to Rule 10a-4 under the Act.

                   - Not Applicable
---------------------

* Previously filed with the Securities and Exchange Commission on March 16, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-47985, ** and filed with the Securities and Exchange Commission on July 15, 1998 as an Exhibit to Form T-1 in connection with Registration Statement Number 333-59145, and incorporated herein by reference.


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                                      NOTE

         The trustee disclaims responsibility for the accuracy or completeness of information contained in this Statement of Eligibility and Qualification not known to the trustee and not obtainable by it through reasonable investigation and as to which information it has obtained from the obligor and has had to rely or will obtain from the principal underwriters and will have to rely.


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility and Qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Philadelphia and Commonwealth of Pennsylvania, on the 26th day of January, 1999.

                                            FIRST UNION NATIONAL BANK


                                            By: s/Alan G. Finn
                                               ---------------
                                            Alan G. Finn
                                            Vice President






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                                                                      EXHIBIT 6


                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of Pegasus Communications Corporation, Debt Securities, First Union National Bank, hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



                                            FIRST UNION NATIONAL BANK


                                            By: s/Alan G. Finn
                                               ---------------
                                            Alan G. Finn
                                            Vice President



Philadelphia, Pennsylvania

January 26, 1999



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                                                                     EXHIBIT 7

                               REPORT OF CONDITION


Consolidating domestic and foreign subsidiaries of the First Union National Bank, Charlotte, North Carolina, at the close of business on September 30, 1998 published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 22693 Comptroller of the Currency.

Statement of Resources and Liabilities

                                                         ASSETS
                                                                                               Thousand of Dollars
                                                                                               -------------------
Cash and balance due from depository institutions:
     Noninterest-bearing balances and currency and coin..................................................10,212,563
     Interest-bearing balances............................................................................1,529,435
Securities .............................................................................................. /////////
     Hold-to-maturity securities..........................................................................1,994,665
     Available-for-sale securities.......................................................................37,427,525
Federal funds sold and securities purchases to resell.....................................................7,551,730
Loans and lease financing receivables:
Loan and leases, net of unearned income.................................................................133,841,290
LESS: Allowance for loan and lease losses.................................................................1,856,548
LESS: Allocated transfer risk reserve.............................................................................0
Loans and leases, net of unearned income, allowance, and
Reserve ................................................................................................131,984,742
Assets held in trading accounts...........................................................................8,349,640
Premises and fixed assets (including capitalized leases)..................................................3,208,660
Other real estate owned.....................................................................................127,757
Investment in unconsolidated subsidiaries and associated.................................................//////////
Companies ..................................................................................................351,648
Customer's liability to this bank on acceptances outstanding..............................................1,026,154
Intangible assets ........................................................................................5,215,196
Other assets..............................................................................................9,099,122
Total assets............................................................................................218,078,837

                                                        LIABILITIES
Deposits:
         In domestic offices............................................................................131,541,691
              Noninterest-bearing........................................................................23,997,063
              Interest-bearing..........................................................................107,544,628
         In foreign offices, Edge and Agreement subsidiaries,
              and IBFs....................................................................................8,708,735
              Noninterest-bearing...........................................................................400,989
              Interest-bearing............................................................................8,307,746
Federal funds purchased and securities sold under agreements to repurchase.......................................................................................24,903,299
Demand notes issued to the U.S. Treasury................................................................    772,252
Trading liabilities.......................................................................................6,496,578
Other borrowed money:...................................................................................  /////////
         With original maturity of one year or less......................................................11,928,951
         With original maturity of more than one year thru 3 yrs..........................................1,260,353
         With a maturity of more than three years...........................................................775,219
Not applicable.............................................................................................////////
Bank's liability on acceptances executed and outstanding..................................................1,036,587
Subordinated notes and debentures.........................................................................3,501,546
Other liabilities.........................................................................................9,211,139
Total liabilities.......................................................................................200,136,350
Not applicable..........................................................................................///////////

                                                       EQUITY CAPITAL
Perpetual preferred stock and related surplus...............................................................160,540
Common Stock................................................................................................454,543
Surplus..................................................................................................13,206,354
Undivided profits and capital reserves....................................................................3,553,449
Net unrealized holding gains (losses) on available-for-sale.............................................../////////
Securities..................................................................................................572,731
Cumulative foreign currency translation adjustments..........................................................(5,130)
Total equity capital.....................................................................................17,942,487
Total liabilities and equity capital....................................................................218,078,837

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